                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                   FORM 8-K/A

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 31, 1999


                             SALESLOGIX CORPORATION

               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          Delaware                       0-26161                  86-0808340
(State or other jurisdiction     (Commission File Number)       (IRS Employer
       of incorporation)                                     Identification No.)

                     8800 N. Gainey Center Drive, Suite 200
                            Scottsdale, Arizona 85258
               (Address of principal executive offices) (Zip Code)

                                 (480) 368-3700
              (Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         This Amendment No. 1 to our Current Report on Form 8-K dated December 31, 1999 relates to our acquisition of the ACT! Product Line and related business from Symantec Corporation pursuant to a Software License Agreement dated December 6, 1999, as amended and closed on December 31, 1999. The purpose of this amendment is to provide the financial information required by Items 7(a) and 7(b) of Form 8-K, which information was excluded from the original filing in reliance upon Item 7(a)(4) of Form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements of Business Acquired

         Audited Financial Statements

                  (i)      Report of Independent Auditors.

                  (ii) Statements of Assets Acquired and Liabilities Assumed as of December 31, 1999 and March 31, 1999.

                  (iii) Statements of Net Revenues and Direct Expenses for the nine months ended December 31, 1999 and the years ended March 31, 1999 and 1998.

                  (iv) Notes to Financial Statements for the nine months ended December 31, 1999 and the years ended March 31, 1999 and 1998.

         (b)      Pro Forma Financial Information

         Pro Forma Financial Statements (unaudited).

                  (i) Pro Forma Statement of Operations for the year ended December 31, 1998.

                  (ii) Pro Forma Statement of Operations for the nine month period ended September 30, 1999.

                  (iii)    Pro Forma Balance Sheet as of September 30, 1999.

                  (iv)     Notes to Pro Forma Financial Statements.

--------------------------------------------------------------------------------
Exhibit No.   Description
--------------------------------------------------------------------------------
    2.1*      Software License Agreement between the Company and Symantec
              Corporation dated December 6, 1999.
--------------------------------------------------------------------------------
    2.2*      Amendment to Software License Agreement between the Company and
              Symantec Corporation dated December 31, 1999.
--------------------------------------------------------------------------------
    2.3*      Exhibit A to Software License Agreement - Licensed Products
--------------------------------------------------------------------------------
    2.4*      Exhibit C to Software License Agreement - Other Transferred Assets
--------------------------------------------------------------------------------
    2.5*      Exhibit E to Software License Agreement - Transferred Liabilities
--------------------------------------------------------------------------------
    2.6*      Exhibit F to Software License Agreement - Transition Agreement
--------------------------------------------------------------------------------
    2.7*      Exhibit M to Software License Agreement - Registration Rights
              Agreement
--------------------------------------------------------------------------------
    2.8*      Exhibit N to Software License Agreement - Stockholder Agreement
--------------------------------------------------------------------------------
   23.1       Consent of Ernst & Young LLP
--------------------------------------------------------------------------------

* Previously filed with Form 8-K filed on December 31, 1999.

                         Report of Independent Auditors

The Board of Directors and Stockholders
Symantec Corporation

We have audited the accompanying statements of assets acquired and liabilities assumed of the ACT! Product Line (the ACT! Business) of Symantec Corporation as of December 31, 1999 and March 31, 1999, and the related statements of net revenues and direct expenses for the years ended March 31, 1999 and 1998 and the nine-month period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion of these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared solely to present the assets of the ACT! Business acquired by SalesLogix Corporation pursuant to the purchase agreement, dated December 6, 1999, and the related net revenues and direct expenses of the ACT! Business, and are not intended to be a complete presentation of the assets and liabilities or the results of operations of the ACT! Business of Symantec Corporation.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of the ACT! Business of Symantec Corporation as of December 31, 1999 and March 31, 1999, and the related statements of net revenues and direct expenses for the years ended March 31, 1999 and 1998 and for the nine months ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                       /s/ ERNST & YOUNG LLP


San Jose, California
February 25, 2000

                    ACT! Product Line of Symantec Corporation

              Statements of Assets Acquired and Liabilities Assumed

                                                      DECEMBER 31,     MARCH 31,
                                                          1999           1999
                                                      --------------------------
                                                            (in thousands)
Inventories - finished goods                            $   610         $   178

Furniture and equipment                                     215             323
Less accumulated depreciation                              (117)           (202)
                                                        -----------------------
Net furniture and equipment                                  98             121
                                                        -----------------------

Assets acquired                                         $   708         $   299
                                                        =======================

Deferred product revenue                                $ 5,731         $ 2,356
Deferred upgrade insurance and maintenance                  226             367
                                                        -----------------------
Liabilities assumed                                     $ 5,957         $ 2,723
                                                        =======================

                    ACT! Product Line of Symantec Corporation

                 Statements of Net Revenues and Direct Expenses

                                                                     NINE MONTHS
                                                                        ENDED
                                          YEARS ENDED MARCH 31,      DECEMBER 31,
                                           1999          1998           1999
                                         ----------------------------------------
                                                    (in thousands)
Net revenues                             $38,450        $42,923        $28,732

Direct expenses:
   Cost of revenues                        4,007          5,276          2,994

   Operating expenses:
     Research and development              5,797          7,930          3,627
     Marketing                             7,006          9,858          3,256
                                         -------------------------------------
   Total operating expenses               12,803         17,788          6,883
                                         -------------------------------------

Total direct expenses                     16,810         23,064          9,877
                                         -------------------------------------

Net revenues less direct expenses        $21,640        $19,859        $18,855
                                         =====================================

                    ACT! Product Line of Symantec Corporation

                          Notes to Financial Statements

                                December 31, 1999

1. BASIS OF PRESENTATION

The ACT! Product Line (the ACT! Business) has operated as a product line within the Remote Productivity Solutions business unit of Symantec Corporation (Symantec). The ACT! Business sells its products, contact management software solutions, primarily to distributors and resellers. The ACT! Business markets its products in North America and in international countries. North American net revenues were approximately 85% of total net revenues in the nine months ended December 31, 1999 and the years ended March 31, 1999 and 1998. The accompanying financial statements were prepared to present the assets acquired and liabilities assumed of the ACT! Business, which was sold to SalesLogix Corporation (SalesLogix), pursuant to a software license agreement, dated December 6, 1999, and the related net revenues and direct expenses of the ACT! Business and are not intended to be a complete presentation of the results of operations of the ACT! Business. The related net revenues and direct expenses include net revenues, cost of revenues, and direct expenses for the ACT! Business.

The ACT! Business had no separate legal status as it was an integral part of Symantec's overall operations. As a result, separate financial statements have not been maintained for the operations sold to SalesLogix.

The accompanying financial statements have been prepared from the historical accounting records of Symantec and do not purport to reflect the assets, liabilities, deferred revenue, net revenues, and direct expenses that would have resulted if the ACT! Business had operated as an unaffiliated independent company. Since only certain assets are being sold, statements of cash flows are not applicable.

Symantec has a 52/53-week fiscal accounting year. Accordingly, all references as of and for the periods ended December 31, 1999, March 31, 1999, and March 31, 1998 reflect amounts as of and for the periods ended December 31, 1999, April 2, 1999, and April 3, 1998, respectively. The nine months ended December 31, 1999 comprised 39 weeks of activity. The years ended March 31, 1999 and 1998 comprised 52 weeks of activity.

                    ACT! Product Line of Symantec Corporation

1. BASIS OF PRESENTATION (CONTINUED)

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

CUSTOMER CONCENTRATIONS

The customers, which account for more than 10% of revenues in each period, are as follows:

                                                    NINE MONTHS
                                     YEAR ENDED        ENDED
                                      MARCH 31,     DECEMBER 31,
                                        1999           1999
                                     ---------------------------
                    Ingram               41%            58%
                    Merisel              17%            17%
                    Tech Data            --             12%

INVENTORIES

Inventories are valued at the lower of cost or market. Cost is determined using currently adjusted standards, which approximates actual cost on a first-in, first-out basis.

FURNITURE AND EQUIPMENT

Furniture and equipment are stated at cost, net of accumulated depreciation. Depreciation is provided on a straight-line basis over the estimated useful lives of the respective assets, generally three years. Direct operating expenses include depreciation expense related to the assets sold of $178,000 and $346,000 for the years ended March 31, 1999 and 1998, respectively, and $62,000 for the nine months ended December 31, 1999.

                    ACT! Product Line of Symantec Corporation

1. BASIS OF PRESENTATION (CONTINUED)

LIABILITIES ASSUMED

Deferred product revenue relates to all distribution and reseller channel inventory in excess of defined inventory levels in these channels. Deferred upgrade insurance and maintenance relates to significant post-contract support agreements that are deferred and recognized over the period of the agreements.

REVENUE RECOGNITION

Under Statement of Position (SOP) 97-2, as modified by SOP 98-4 and SOP 98-9, revenue is recognized upon persuasive evidence of an arrangement, delivery of software to the customer, determination that there are no significant post-delivery obligations, and a probable collection of a fixed or determinable license fee.

Product revenue relating to all distribution and reseller channel inventory in excess of defined inventory levels in these channels has been deferred. The related net revenues and cost of revenues are not included in the statements of net revenues and direct expenses until recognized. The right of return of products of the ACT! Business exists under various policies. Reserves for product returns are maintained and estimated in accordance with Statement of Financial Accounting Standards No. 48, "Revenue Recognition When Right of Return Exists." Symantec believes that these estimates are reasonable.

Revenues related to significant post-contract support agreements (generally product maintenance and upgrade insurance) are deferred and recognized over the period of the agreements.

Net revenues in the accompanying financial statements represent sales by Symantec for the ACT! Business.

                    ACT! Product Line of Symantec Corporation

1. BASIS OF PRESENTATION (CONTINUED)

DIRECT EXPENSES

The caption "Direct Expenses" on the accompanying financial statements represents that portion of the total Direct Expenses of Symantec incurred by the ACT! Business. Symantec maintains separate accounts to capture research and development and sales and marketing expenses directly attributable to the ACT! Business, which have been included in the caption "Direct Expenses." Direct Expenses do not include corporate services, information services, advertising, other selling, and general and administrative services incurred at the corporate level and allocated to Symantec's various business units. Additionally, there is no allocation of interest income, interest expense, or income taxes. Cost of revenues includes direct manufacturing costs (CDs, product packaging), royalties, and the ACT! Business' allocation of various manufacturing overhead costs. These costs are not necessarily indicative of the costs that would have been incurred by an independent third-party purchaser. These direct expenses are not necessarily indicative of the expenses that would have been incurred had the ACT! Business operated as a standalone business.

2. SALES TO SALESLOGIX CORPORATION

On December 31, 1999, the assets and liabilities reflected in the accompanying Statements of Assets Acquired and Liabilities Assumed were acquired by SalesLogix Corporation. In consideration for the license and the assets, SalesLogix transferred 623,247 shares of unregistered common stock to Symantec, valued at approximately $20 million. In addition, to the shares, SalesLogix will pay royalties up to a maximum $57 million. At the end of the four-year royalty period, SalesLogix has the exclusive option to purchase the licensed technology for $60 million less all the royalties paid to Symantec to date.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

         On December 31, 1999, SalesLogix Corporation ("SalesLogix" or the "Company") completed its acquisition of the ACT! product line and related business from Symantec Corporation ("Symantec") pursuant to a Software License Agreement dated December 6, 1999. Under the terms of the agreement, SalesLogix acquired an exclusive license of ACT! and an option to purchase the product line at the end of the four year license term for an aggregate purchase price, including royalties, of $60.0 million in cash plus 623,247 shares of SalesLogix common stock valued at $20.0 million and issued at closing. The $60.0 million cash is to be paid over four years and has been discounted at 22.4% to reflect SalesLogix's borrowing rate in a simultaneous third party transaction.

         The following unaudited pro forma financial statements of SalesLogix present the unaudited pro forma combined consolidated statements of operations for the year ended December 31, 1998, and for the nine months ended September 30, 1999, and the unaudited pro forma combined consolidated balance sheet as of September 30, 1999.

         The unaudited pro forma statement of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999, have been adjusted to give effect to the acquisition of the ACT! product line from Symantec as if this transaction had occurred January 1, 1998 and January 1, 1999, respectively.

         The unaudited pro forma balance sheet at September 30, 1999 gives effect to the acquisition of the ACT! product line from Symantec as if this transaction had occurred on September 30, 1999.

         The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company's pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X and are based upon available information and certain assumptions considered reasonable under the circumstances.

         SalesLogix has no experience in selling a shrink-wrapped software product through a retail distribution channel and has limited historical data from which to estimate the expected costs to be incurred by the ACT! line of business. Because of its larger size and related economies of scale, management believes that the costs incurred by SalesLogix to run the ACT! line of business will be higher than costs incurred by Symantec for comparable goods and services. Actual results may differ materially from these estimated amounts.

         The ACT! line of business was not a subsidiary or a reportable segment of Symantec. Symantec maintained separate accounts to capture research and development and certain product specific marketing activities of the ACT! line of business. Symantec did not maintain separate accounts to capture corporate services, information services, selling, other marketing, or general and administrative expenses incurred at the corporate level and allocated to the ACT! line of business by Symantec. Symantec's cost of revenue includes the direct manufacturing costs of the ACT! product, royalties, and the allocation of various manufacturing overhead costs to the ACT! line of business. These costs are not necessarily indicative of the costs that would have been incurred if SalesLogix Corporation had operated the business for the periods presented. The expenses charged to the ACT! line of business by Symantec are not necessarily indicative of the expenses that would have been incurred had the ACT! line of business operated as a stand-alone business.

         The unaudited pro forma financial statements presented herein does not purport to present what the Company's financial position or results of operations would actually have been had the events leading to the pro forma adjustments in fact occurred on the date or at the beginning of the periods indicated or to project the Company's financial position or results of operations for any future date or period.

         The unaudited pro forma financial statements should be read in conjunction with the audited consolidated financial statements of SalesLogix Corporation and the notes thereto and management's discussion and analysis thereof, included in the Company's registration statement on Form S-1 and the unaudited financial statements of SalesLogix Corporation and the notes thereto and management's discussion and analysis thereof, included in Company's quarterly reports on Form 10-Q.

                                   SALESLOGIX
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       ACT!
                                                   SALESLOGIX    STATEMENT OF NET
                                                  STATEMENT OF     REVENUES AND
                                                   OPERATIONS     DIRECT EXPENSES                     PRO FORMA       PRO
                                                    12/31/98          3/31/99       COMBINED         ADJUSTMENTS     FORMA
                                                  -------------------------------------------------------------------------
Total revenues                                      $15,643           $38,450        $54,093                       $ 54,093
Cost of revenues                                    $ 4,903           $ 4,007        $ 8,910   (2)     $  3,153    $ 12,063
                                                  ---------------------------------------------   -------------------------
  Gross profit                                      $10,740           $34,443        $45,183           $ (3,153)   $ 42,030

Sales & marketing                                   $10,077           $ 7,006        $17,083   (2)     $  6,393    $ 23,476
Research & development                              $ 3,845           $ 5,797        $ 9,642   (2)                 $  9,642
General & administrative                            $ 2,151                          $ 2,151   (2)     $    916    $  3,067
Amortization of acquisition related intangibles     $ 1,436                          $ 1,436   (1)     $ 15,470    $ 16,906
                                                  ---------------------------------------------   -------------------------
  Total operating expenses                          $17,509           $12,803        $30,312           $ 22,779    $ 53,091

                                                  ---------------------------------------------   -------------------------
Income (loss) from operations                       $(6,769)          $21,640        $14,871           $(25,932)   $(11,061)

Interest expense                                    $  (255)                         $  (255)  (3)     $ (8,224)   $ (8,479)
Other income                                        $   385                          $   385                       $    385

                                                  ---------------------------------------------   -------------------------
Net income (loss)                                   $(6,639)          $21,640        $15,001           $(34,156)   $(19,155)
                                                  =============================================   =========================

Loss per share                                      $ (0.54)                                   (4)                  $ (1.48)
                                                    =======                                                         =======

Pro forma weighted average shares outstanding        12,311                                    (3)          623      12,934
                                                    =======                                                         =======

                                   SALESLOGIX
                   UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                       ACT!
                                                   SALESLOGIX    STATEMENT OF NET
                                                  STATEMENT OF     REVENUES AND
                                                   OPERATIONS     DIRECT EXPENSES                      PRO FORMA      PRO
                                                     9/30/99         12/31/99       COMBINED          ADJUSTMENTS    FORMA
                                                  ---------------------------------------------------------------------------
Total revenues                                      $24,621          $28,732         $53,353                        $ 53,353
Cost of revenues                                    $ 6,625          $ 2,994         $ 9,619    (2)    $  2,279     $ 11,898
                                                  ----------------------------------------------   --------------------------
  Gross profit                                      $17,996          $25,738         $43,734           $ (2,279)    $ 41,455

Sales & marketing                                   $13,653          $ 3,256         $16,909    (2)    $  6,246     $ 23,155
Research & development                              $ 4,572          $ 3,627         $ 8,199    (2)    $    498     $  8,697
General & administrative                            $ 2,306                          $ 2,306    (2)    $    719     $  3,025
Amortization of acquisition related intangibles     $ 3,207                          $ 3,207    (1)    $ 11,603     $ 14,810
                                                  ----------------------------------------------   --------------------------
  Total operating expenses                          $23,738          $ 6,883         $30,621           $ 19,066     $ 49,687

                                                  ----------------------------------------------   --------------------------
Income (loss) from operations                       $(5,742)         $18,855         $13,113           $(21,345)    $ (8,232)

Interest expense                                    $  (135)         $    --         $  (135)   (3)    $ (6,413)    $ (6,548)
Other income                                        $   694          $    --         $   694                        $    694

                                                  ----------------------------------------------   --------------------------
Net income (loss)                                   $(5,183)         $18,855         $13,672           $(27,758)    $(14,086)
                                                  ==============================================   ==========================

Loss per share                                      $ (0.33)                                    (4)                 $  (0.85)
                                                  ==========                                                        =========

Weighted average shares outstanding                  15,912                                     (3)         623       16,535
                                                  ==========                                       ==========================

                                   SALESLOGIX
                        UNAUDITED PRO FORMA BALANCE SHEET
                               SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

                                                                   ACT! ASSETS
                                                                  ACQUIRED AND
                                                                   LIABILITIES                PRO FORMA       PRO
                                                     SALESLOGIX      ASSUMED     COMBINED    ADJUSTMENTS     FORMA
                                                     ----------------------------------------------------------------
Cash and equivalents                                  $ 29,385                   $ 29,385                  $ 29,385
Short-term investments                                $  4,773                   $  4,773                  $  4,773
Accounts receivable, net                              $  9,593                   $  9,593                  $  9,593
Due from Symantec                                                                              $ 5,957     $  5,957
Prepaid expenses and other                            $  1,251       $   610     $  1,861      $  (250)    $  1,611
                                                     ----------------------------------------------------------------
  Total current assets                                $ 45,002       $   610     $ 45,612      $ 5,707     $ 51,319
Property and equipment                                $  4,199       $    98     $  4,297                  $  4,297
Intangible assets                                     $ 11,179                   $ 11,179      $61,880     $ 73,059
Other                                                 $    105                   $    105                  $    105
                                                     ----------------------------------------------------------------
  Total assets                                        $ 60,485       $   708     $ 61,193      $67,587     $128,780
                                                     ================================================================
Accounts payable                                      $  2,235                   $  2,235                  $  2,235
Accrued expenses                                      $  3,425                   $  3,425      $ 1,399     $  4,824
Current portion of debt and leases                    $    429                   $    429      $11,775     $ 12,204
Deferred revenues                                     $  3,818       $ 5,957     $  9,775                  $  9,775
                                                     ----------------------------------------------------------------
  Total current liabilities                           $  9,907       $ 5,957     $ 15,864      $13,174     $ 29,038

Long-term debt                                        $     --                   $     --      $29,164     $ 29,164
Capital lease obligations                             $    175                   $    175                  $    175
Deferred rental obligation                            $    106                   $    106                  $    106
                                                                                 $     --                  $     --
Common stock                                          $     19                   $     19                  $     19
Additional paid-in capital                            $ 75,740                   $ 75,740      $20,000     $ 95,740
Accumulated deficit                                   $(22,560)                  $(22,560)                 $(22,560)
Unearned compensation                                 $ (2,901)                  $ (2,901)                 $ (2,901)
Treasury stock                                        $     (1)                  $     (1)                 $     (1)
Excess of liabilities assumed over assets acquired                   $(5,249)    $ (5,249)        5,249    $     --
                                                     ----------------------------------------------------------------
  Total stockholders' equity                          $ 50,297       $(5,249)    $ 45,048      $25,249     $ 70,297

Total liabilities and stockholders' equity            $ 60,485       $   708     $ 61,193      $67,587     $128,780
                                                     ================================================================

                          NOTES TO UNAUDITED PRO FORMA
                             STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998

         (1) Represents the amortization of goodwill and other acquired intangibles from the ACT! acquisition using a four year life.

         (2) Represents the additional expenses the Company estimates would have been incurred had it run the ACT! line of business since January 1, 1998.

         The ACT! line of business was not a subsidiary or a reportable segment of Symantec Corporation. Symantec maintained separate accounts to capture research and development and certain product specific marketing activities of the ACT! line of business. Symantec did not maintain separate accounts to capture corporate services, information services, selling, other marketing, or general and administrative expenses incurred at the corporate level and allocated to the ACT! line of business by Symantec. Symantec's cost of revenue includes the direct manufacturing costs of the ACT! product, royalties, and the allocation of various manufacturing overhead costs to the ACT! line of business. These costs are not necessarily indicative of the costs that would have been incurred if SalesLogix Corporation had operated the business for the periods presented. The expenses charged to the ACT! line of business by Symantec are not necessarily indicative of the expenses that would have been incurred had the ACT! line of business operated as a stand-alone business.

         SalesLogix has no experience in selling a shrink-wrapped software product through a retail distribution channel and has limited historical data from which to estimate the expected costs to be incurred by the ACT! line of business. Because of it larger size and related economies of scale, management believes that the costs incurred by SalesLogix to run the ACT! line of business will be higher than costs incurred by Symantec for comparable goods and services. Actual results may differ materially from these estimated amounts.

         (3) Represents imputed interest expense on the cash portion of the purchase price for ACT! Cash payments of $60.0 million are to be paid over four years. The cash portion of the purchase price has been discounted at 22.4% to reflect the Company's borrowing rate in a simultaneous third party borrowing transaction.

         (4) Loss per share has been determined in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Common share equivalents have been excluded from the calculation of loss per share for all columns presented, as their effect is anti-dilutive.

                          NOTES TO UNAUDITED PRO FORMA
                             STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

         (1) Represents the amortization of goodwill and other acquired intangibles from the ACT! acquisition using a four year life.

         (2) Represents the additional expenses the Company estimates would have been incurred had it run the ACT! line of business since January 1, 1999.

         The ACT! line of business was not a subsidiary or a reportable segment of Symantec Corporation. Symantec maintained separate accounts to capture research and development and certain product specific marketing activities of the ACT! line of business. Symantec did not maintain separate accounts to capture corporate services, information services, selling, other marketing, or general and administrative expenses incurred at the corporate level and allocated to the ACT! line of business by Symantec. Symantec's cost of revenue includes the direct manufacturing costs of the ACT! product, royalties, and the allocation of various manufacturing overhead costs to the ACT! line of business. These costs are not necessarily indicative of the costs that would have been incurred if SalesLogix Corporation had operated the business for the periods presented. The expenses charged to the ACT! line of business by Symantec are not necessarily indicative of the expenses that would have been incurred had the ACT! line of business operated as a stand-alone business.

         SalesLogix has no experience in selling a shrink-wrapped software product through a retail distribution channel and has limited historical data from which to estimate the expected costs to be incurred by the ACT! line of business. Because of it larger size and related economies of scale, management believes that the costs incurred by SalesLogix to run the ACT! line of business will be higher than costs incurred by Symantec for comparable goods and services. Actual results may differ materially from these estimated amounts.

         (3) Represents imputed interest expense on the cash portion of the purchase price for ACT! Cash payments of $60.0 million are to be paid over four years. The cash portion of the purchase price has been discounted at 22.4% to reflect the Company's borrowing rate in a simultaneous third party borrowing transaction.

         (4) Loss per share has been determined in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share." Common share equivalents have been excluded from the calculation of loss per share for all columns presented, as their effect is anti-dilutive.

                          NOTES TO UNAUDITED PRO FORMA
                                  BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999

         The pro forma adjustment represents the purchase price paid for the ACT! line of business and the recording of the Company's preliminary estimates of the tangible and intangible assets acquired at fair value.

         The Company paid $80.0 million for the ACT! line of business, including 623,247 shares of the Company's common stock valued at $20.0 million and issued at closing. Cash payments of $60.0 million are to be paid over four years. The cash portion of the purchase price has been discounted at 22.4% to reflect the Company's borrowing rate in a simultaneous third party borrowing transaction.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SALESLOGIX CORPORATION

                                            By:  /s/   Gary R. Acord
                                                --------------------------------
                                                 Gary R. Acord
                                                 Chief Financial Officer

Dated:  March 15, 2000

                                  EXHIBIT LIST

--------------------------------------------------------------------------------
Exhibit No.   Description
--------------------------------------------------------------------------------
   2.1*       Software License Agreement between the Company and Symantec
              Corporation dated December 6, 1999.
--------------------------------------------------------------------------------
   2.2*       Amendment to Software License Agreement between the Company and
              Symantec Corporation dated December 31, 1999.
--------------------------------------------------------------------------------
   2.3*       Exhibit A to Software License Agreement - Licensed Products
--------------------------------------------------------------------------------
   2.4*       Exhibit C to Software License Agreement - Other Transferred Assets
--------------------------------------------------------------------------------
   2.5*       Exhibit E to Software License Agreement - Transferred Liabilities
--------------------------------------------------------------------------------
   2.6*       Exhibit F to Software License Agreement - Transition Agreement
--------------------------------------------------------------------------------
   2.7*       Exhibit M to Software License Agreement - Registration Rights
              Agreement
--------------------------------------------------------------------------------
   2.8*       Exhibit N to Software License Agreement - Stockholder Agreement
--------------------------------------------------------------------------------
  23.1        Consent of Ernst & Young LLP
--------------------------------------------------------------------------------

* Previously filed with Form 8-K filed on December 31, 1999.


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